UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest events reported)	January 3, 2005
(December 30, 2004)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

333-32170	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

______________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[   ]   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01                     Other Events

On December 30, 2004, PNM Resources, Inc. issued a press release announcing it filed a notice of registration under the federal Public Utility Holding Company Act with the Securities and Exchange Commission.  The press release is furnished herewith as Exhibit 99.1 and incorporated by reference herein.

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EXHIBIT INDEX

Exhibit Number Description

99.1          Press Release dated December 30, 2004.

(Intentionally left blank)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
(Registrant)

Date: January 3, 2005	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller
(Officer duly authorized to sign this report)

Exhibit 99.1

PNM Resources To Be Registered Holding Company

Albuquerque:  PNM Resources (NYSE: PNM) today filed a notice of registration under the federal Public Utility Holding Company Act with the Securities and Exchange Commission.

While PNM Resources was established as the holding company of Public Service Co. of New Mexico in December 2001, PNM Resources was exempt from regulation under PUHCA.

In April, however, the SEC staff informed PNM Resources that, because of an SEC ruling in December 2003, the level of interstate power sales by its utility - PNM - did not allow PNM Resources to continue to claim exemption from registration.

"PNM Resources' status as a registered holding company will not change the utility operations, and we will continue to be responsive to state and federal regulators," said Patrick Ortiz, senior vice president, general counsel and secretary of PNM Resources. "For customers and employees, it will be a virtually seamless transition."

As a result of the requirement to register as a holding company, Ortiz said, PNM Resources created a subsidiary called PNMR Services Company. As allowed under SEC rules, PNMR Services Company will begin operations effective Jan. 1, subject to final approval of a services company application to be filed with the SEC in mid-January. Registered holding companies typically provide shared services to itself and its subsidiaries through a services company. Employees who provide support services for PNM Resources and its subsidiaries will become employees of the new services company, Ortiz said.

PNM Resources is an energy holding company based in Albuquerque, New Mexico. PNM, the principal subsidiary of PNM Resources, serves about 460,000 natural gas customers and 405,000 electric customers in New Mexico. The company also sells power on the wholesale market in the Western U.S. PNM Resources stock is traded primarily on the NYSE under the symbol PNM.

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